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                                                               Exhibit 5



August 21, 1997


                                                               (206) 389 1604

                                                               INTERNET
                                                               bstephens@gj.com



Innova Corporation
Gateway North, Building 2
3325 South 116th Street
Seattle, Washington 98168-1974

RE:         FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

We have acted as counsel to Innova Corporation (the "Company") in connection with the preparation of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company will file with the Securities and Exchange Commission, with respect to an aggregate of 2,043,005 shares of Common Stock of the Company (the "Shares") issuable upon exercise of options granted or to be granted under the Company's 1990 Stock Option Plan (Amended and Restated July 31, 1992) (the "Plan").

We have examined the Registration Statement and such other documents and records as we have deemed relevant and necessary for the purpose of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares issuable under the Plan will, upon due execution by the Company and the registration by its registrar of the certificates for the Shares and issuance thereof by the Company and receipt by the Company of the consideration therefor in accordance with the terms of the Plan, be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.






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Innova Corporation
August 21, 1997
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Very truly yours,

/s/ BENJAMIN F. STEPHENS


Benjamin F. Stephens
            of
GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.